Exhibit 10.2

Execution Version

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”), dated as of February 1, 2022, is made by and among Crestwood Equity Partners LP, a Delaware limited partnership (“Parent”), Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of Parent (“Parent GP” and together with Parent, the “Parent Parties”), and Oasis Petroleum Inc., a Delaware corporation (“Sponsor”). Parent, Parent GP and Sponsor may be referred to herein each as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Parent, Parent GP, Oasis Midstream Partners LP, a Delaware limited partnership (the “Partnership”), OMP GP LLC, a Delaware limited liability company and the general partner of the Partnership (“Partnership GP”), and certain other entities entered into an Agreement and Plan of Merger, dated as of October 25, 2021 (the “Merger Agreement”), which provides, among other things, for the merger of the Partnership and Partnership GP into certain subsidiaries of Parent, pursuant to which Sponsor will receive common units representing limited partner interests of Parent (“Parent Common Units”);

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent required the Partnership and Sponsor to enter into a Support Agreement of even date with the Merger Agreement (the “Support Agreement”); and

WHEREAS, as a condition of the willingness of Sponsor to enter into the Support Agreement, Sponsor required Parent and Parent GP to agree to enter into this Agreement in connection with the closing of the transactions contemplated by the Merger Agreement, including the Mergers (collectively, the “Transactions”).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, including but not limited to voting securities, by contract or agency or otherwise; provided that Sponsor shall not be deemed an Affiliate of Parent, Parent GP or any of their respective Subsidiaries for purposes of this Agreement.

“Agreement” shall have the meaning set forth in the preamble.

“beneficial ownership,” including the correlative term “beneficially own,” shall have the meaning ascribed to such term in Section 13(d) of the Exchange Act.

“Board” shall mean the board of directors of Parent GP.

“Closing” shall mean the closing of the Transactions.

“Closing Date” shall have the meaning given to such term in the Merger Agreement.

“Confidential Information” shall have the meaning set forth in Section 3.3.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

“Governmental Entity” shall mean any federal, state of the United States, local, foreign, domestic, tribal or multinational government, regulatory or administrative agency, bureau, commission, commissioner, legislature, court, arbitrator, body, entity or other authority or governmental instrumentality.

“Law” or “Laws” shall mean any applicable federal, state, local or foreign or multinational law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of any Governmental Entity, including common law.

“Necessary Action” shall mean, with respect to any Party and a specified result, all actions (to the extent such actions are permitted by Law and such Party’s Organizational Documents and are within such Party’s control) necessary to cause such result, including but not limited to, (i) voting or providing a written consent or proxy, (ii) causing the adoption of resolutions and amendments to the Organizational Documents of Parent or Parent GP, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Governance Committee” shall mean the Nominating and Governance Committee of the Board.

“NYSE” shall mean the New York Stock Exchange or any stock exchange on which the Common Units are traded following the date of this Agreement.

“NYSE Rules” shall mean the rules and regulations of the NYSE.

“Parent GP LLCA” shall mean the Second Amended and Restated Limited Liability Company Agreement of Parent GP, dated August 20, 2021, as may be amended, restated, supplemented or modified from time to time.

“Parent LPA” shall mean the Sixth Amended and Restated Agreement of Limited Partnership of Parent, dated August 20, 2021, as may be amended, restated, supplemented or modified from time to time.

“Party” and “Parties” shall have the meaning set forth in the introductory paragraph herein.

“Percentage of Parent Common Unit Ownership” means, with respect to any Person, the aggregate percentage of issued and outstanding Parent Common Units that are beneficially owned by such Person as of the applicable date of determination.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such Person.

“Representatives” shall mean, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” shall mean the U.S. Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity, whether incorporated or unincorporated, of which (A) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, (B) if a partnership (whether general or limited), a general partner interest is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof or (C) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses.

Section 1.2 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants to each other Party to this Agreement that as of the date such Party executes this Agreement:

Section 2.1 Organization; Authorization; Validity of Agreement; Necessary Action. Such Party has been duly formed or incorporated and is validly existing in good standing under the Laws of its jurisdiction of incorporation or formation, and has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action, and no other actions or proceedings on its part are required to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered the applicable Party and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding agreement of the applicable Party, enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).

Section 2.2 Absence of Conflicts. Neither the execution and delivery of this Agreement by such Party nor the performance of its obligations under this Agreement will (i) result in a violation or breach of, or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, acceleration or cancellation of, or give rise to a right of purchase under, or result in the creation of any mortgages, encumbrances, pledges, security interests, or charges of any kind (other than under this Agreement) upon any of the properties, rights or assets owned by such Party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which such Party is a party or by which such Party, or any of its properties, rights or assets may be bound, (ii) violate any Law applicable to such Party or any of its properties, rights or assets, or (iii) result in a violation or breach of or conflict with its Organizational Documents.

Section 2.3 Consents and Approvals. No consent, approval, order, license, permit, or authorization of, or registration, declaration, notice or filing with, any Person is necessary to be obtained or made by such Party in connection with its execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except for any reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

ARTICLE III

GOVERNANCE

Section 3.1 Board.

(a) Composition of the Board. (i) Prior to or simultaneously with the execution of this Agreement, the Parent Parties shall have taken all necessary action to expand the size of the Board as necessary to add two directors to the Board and (ii) simultaneously with execution of this Agreement, the Board shall elect two directors designated by Sponsor (each, including any individuals subsequently designated by Sponsor pursuant to this Agreement, a “Sponsor Director”), who initially shall be John Jacobi and N. John Lancaster, Jr. and thereafter shall be designated pursuant to Section 3.1(b) of this Agreement. One such Sponsor Director shall be a Class II member of the Board (whose term shall expire at the 2023 annual meeting of limited partners of Parent) and the other shall be a Class III member of the Board (whose term shall expire at the 2024 annual meeting of limited partners of Parent).

(b) Sponsor Representation. For so long as Sponsor and its Affiliates hold the Percentage of Parent Common Unit Ownership shown in the table below, the Parent Parties shall include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of unitholders of Parent at which directors are to be elected, if applicable, that number of individuals designated by Sponsor that, if elected, will result in the Board having the number of Sponsor Directors that is shown in the table below.

Percentage of the Parent Common Unit Ownership	Number of Sponsor Directors
At least 15%	2
At least 10% but less than 15%	1
Less than 10%	0

(c) Decrease in Directors. Upon any decrease in the number of directors that Sponsor is entitled to designate for nomination to the Board pursuant to Section 3.1(b), (i) Sponsor shall take all Necessary Action to cause the appropriate number of Sponsor Directors to tender their resignation to the Board (and if only one Sponsor Director is required to resign, as determined by Sponsor in its sole discretion), effective immediately, and (ii) to the extent Parent GP accepts any such resignation, the corresponding vacancy on the Board shall be filled, or the number of directors constituting the whole Board decreased, in accordance with the Parent LPA or Parent GP LLCA, as applicable.

(d) Removal; Vacancies. Subject to the limitations set forth in Section 3.1, Sponsor shall have the exclusive right to designate directors for election to the Board to fill vacancies created by reason of death, removal or resignation, including any resignation pursuant to Section 3.1(e), of any Sponsor Director (including any committees thereof), and the Parent Parties shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by Sponsor as promptly as reasonably practicable and in the manner set forth in the Parent LPA or the Parent GP LLCA, as applicable, for filling vacancies on the Board. Any Sponsor Director elected by the Board to fill a vacancy pursuant to this Section 3.1(d) shall have the same remaining term as that of his or her predecessor. The Parent Parties shall take all Necessary Action such that no Sponsor Director is removed from the Board except as permitted or required by this Agreement or as required by the Parent LPA or the Parent GP LLCA.

(e) Forced Resignation. Sponsor shall take all Necessary Action to cause any Sponsor Director to resign promptly from the Board if such Sponsor Director, as determined by the Board in good faith after consultation with outside legal counsel, (i) is prohibited or disqualified from serving as a member of the Board under any rule or regulation of the SEC or the NYSE Rules, or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of any duties that may be owed by such Sponsor Director to Parent GP, Parent or the unitholders of Parent under applicable Law, the Parent LPA or the Parent GP LLCA, or (iii) has (A) been convicted of, or entered a plea of guilty or nolo contendere to, any crime or offense constituting a felony or any other crime involving (x) an act of theft, embezzlement, fraud or dishonesty or (y) a violation of the federal securities Laws of the United States; (B) materially violated the terms of the Parent LPA that apply equally to all directors on the Board; (C) materially violated a written policy or procedure established by Parent that applies equally to all directors on the Board; (D) willfully engaged in misconduct that is materially injurious to Parent or its Subsidiaries, monetarily or otherwise; or (E) committed an action which constitutes intentional misconduct or a knowing violation of Law if such action in either event results both in an improper substantial personal benefit to such Sponsor Director and a material injury to Parent or its Subsidiaries. Nothing in this Section 3.1(e) or elsewhere in this Agreement shall confer any third-party beneficiary or other rights upon any Person designated hereunder as a Sponsor Director, whether during or after such Person’s service on the Board.

(f) Committee Appointments. The Board shall not designate an executive committee or any other committee which has been delegated authority substantially similar to the authority of the full Board unless at least one Sponsor Director is also appointed as a member of such Committee.

(g) Qualifications and Information. Notwithstanding anything to the contrary contained in this Agreement, each individual designated to be a Sponsor Director shall not be prohibited or disqualified from serving as a member of the Board pursuant to the applicable securities Laws, regulations or rules or the NYSE Rules (it being acknowledged and agreed that no Sponsor Director shall be required to be an “independent” director under any securities Laws, rules or regulations or the NYSE Rules). Sponsor shall use reasonable efforts to timely provide Parent with accurate and complete information relating to any individual designated to be a Sponsor Director that may be required to be disclosed by Parent under the Exchange Act. In addition, at Parent’s request, Sponsor shall use reasonable efforts to cause any individual designated to be a Sponsor Director to complete and execute a “Director and Officer Questionnaire,” in the form required to be completed by each of the Board’s other directors, prior to being admitted to the Board or any committee thereof or standing for reelection at an annual or special meeting of the unitholders of Parent, or at such other time as may be requested by Parent.

Section 3.2 Organizational Documents. None of the Parent Parties shall take any action, directly or indirectly, to (a) effect, or in furtherance of, any amendment to the Parent GP LLCA, the Parent LPA or any other Organizational Documents of the Parent Parties that either (x) materially adversely impacts the rights of Sponsor and its Affiliates under this Agreement or (y) disproportionately and adversely impacts the rights of the Sponsor Directors as compared to all the directors on the Board, or (b) act in a manner inconsistent with the rights of Sponsor and its Affiliates under the terms of this Agreement.

Section 3.3 Sharing of Information. Each Sponsor Director is permitted to disclose to Sponsor and its Affiliates confidential, non-public information about the Parent Parties and their respective Affiliates that he or she receives as a result of being a member of the Board (“Confidential Information”). Accordingly, Sponsor covenants and agrees with the Parent Parties that it will not, except with the prior written consent of Parent, directly or indirectly, disclose any Confidential Information known to it, unless (i) such information becomes known to the public through no fault of Sponsor, (ii) disclosure is required by applicable Law or court of competent jurisdiction or requested by a Governmental Entity, provided that Sponsor promptly notifies Parent of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, (iii) such information was available or becomes available to Sponsor or its Affiliates before, on or after the date hereof, without restriction, from a source (other than Parent) without any breach of duty to Parent known to Sponsor or (iv) such information was independently developed by Sponsor or its Representatives without the use of or access to the Confidential Information. Sponsor shall be permitted to disclose Confidential Information to any Affiliate or Representative of Sponsor without the prior written consent of Parent; provided, that Sponsor shall use commercially reasonable efforts to cause any Affiliate or Representative that is to receive Confidential Information from Sponsor, to abide by the obligations and restrictions imposed by this Section 3.3 with respect to such Confidential Information; and Sponsor shall be responsible for any breach of this Section 3.3 by any such Person. None of Sponsor, its Affiliates nor any Sponsor Director shall use Confidential Information in a manner inconsistent with applicable Law.

Section 3.4 Reimbursement of Expenses. Each Sponsor Director shall be entitled to receive customary reimbursement of fees and expenses incurred in connection with his or her service as a member of the Board and/or any committee thereof in accordance with the reimbursement policy applicable to the independent directors on the Board. Each Sponsor Director (other than a Sponsor Director who is an employee of Sponsor) shall be compensated for his or her service on the Board in the same amounts and form of consideration as the other independent directors on the Board.

Section 3.5 Indemnification Agreements. Simultaneously with any Person becoming a Sponsor Director, Parent GP shall execute and deliver to each such Sponsor Director a Director and Officer Indemnification Agreement, in a form substantially consistent with those entered into by the other members of the Board, dated effective the date such Sponsor Director becomes a member of the Board. For the avoidance of doubt, each Sponsor Director shall constitute an “Indemnified Person” as such term is defined in the Parent LPA and shall be entitled to the rights of indemnification provided in Article V of the Parent GP LLCA.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 4.2 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 4.3 Jurisdiction; Specific Enforcement. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it at law or in equity, each of the Parties shall be entitled to an injunction or injunctions or equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.3 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In addition, each of the Parties hereto irrevocably agrees that any legal action or proceeding relating to or arising out of this Agreement and the rights and obligations hereunder, or for recognition and enforcement of any judgment relating to or arising out of this Agreement and the rights and obligations hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising out of this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement,

(a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by Law, each of the Parties hereto hereby consents to the service of process in accordance with Section 4.5; provided, however, that nothing herein shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 4.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the Party to be notified; (b) when received when sent by email by the Party to be notified, provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 4.5 or (ii) the receiving Party delivers a written confirmation of receipt for such notice either by email or any other method described in this Section 4.5; or (c) when delivered by a courier (with confirmation of delivery), in each case to the Party to be notified at the following address:

To Parent Parties:

Crestwood Equity Partners LP

2440 Pershing Road, Suite 600

Kansas City, MO 64108

Attention: Michael Post

with copies to:

Baker Botts L.L.P.

910 Louisiana Street, Suite 3200

Houston, Texas 77002

Attention:     Joshua Davidson

                     Jonathan Bobinger

Email:          joshua.davidson@bakerbotts.com

                      jonathan.bobinger@bakerbotts.com

To Sponsor:

Oasis Petroleum Inc.

1001 Fannin Street, Suite 1500

Houston, Texas 77002

Attention:     Nickolas J. Lorentzatos

with copies to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention:         David P. Oelman

                          Benji Barron

Email:              doelman@velaw.com

                          bbarron@velaw.com

or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 4.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties hereto. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 4.6 shall be null and void.

Section 4.7 Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 4.8 Entire Agreement. This Agreement and, solely to the extent of the defined terms referenced herein, the Merger Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the Parties hereto.

Section 4.9 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parent Parties and Sponsor or, in the case of a waiver, by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 4.10 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

Section 4.11 Third-Party Beneficiaries. The Parent Parties and Sponsor each agree that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the Parent Parties or Sponsor, as applicable, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 4.12 Interpretation. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 4.13 Definitions. All capitalized terms not otherwise defined in this Agreement shall have the meanings given them under the Merger Agreement.

Section 4.14 Freedom to Pursue Opportunities. The Parties expressly acknowledge and agree that: (i) Sponsor and each Sponsor Director (and each Affiliate thereof) has the right to, and shall not have any duty (contractual or otherwise) to (and none of the following shall be deemed to be wrongful or improper), (x) directly or indirectly engage in the same or similar business activities or lines of business as the Parent Parties or any of their respective Subsidiaries, including those deemed to be competing with the Parent Parties or any of their respective Subsidiaries, or (y) directly or indirectly do business with any client or customer of the Parent Parties or any of their respective Subsidiaries; and (ii) in the event that Sponsor or a Sponsor Director (or any Affiliate thereof) acquires knowledge of a potential transaction or matter that may be an opportunity for the Parent Parties or any of their respective Subsidiaries and Sponsor or any other Person, Sponsor and such Sponsor Director (and any such Affiliate) shall not have any duty (contractual or otherwise) to communicate or present such opportunity to the Parent Parties or any of their respective Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Parent Parties, their respective Subsidiaries or their respective Affiliates or equity holders for breach of any duty (contractual or otherwise) by reason of the fact that Sponsor or such Sponsor Director (or such Affiliate thereof), directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Parent Parties or any of their respective Subsidiaries; provided, that any such business, activity or transaction described in this Section 4.14 is not the direct result of Sponsor, its Affiliates or a Sponsor Director using Confidential Information in violation of Section 3.3 hereof. Notwithstanding anything to the contrary contained in this Section 4.14, any Sponsor Director may be excluded, by the members of the Board who are not Sponsor Directors, from any discussion or vote on matters in accordance with a conflicts of interest policy of the Board that is adopted by the Board in good faith and is applicable to all of the members of the Board.

Section 4.15 Termination. This Agreement shall terminate automatically (without any action by any Party) upon the time at which Sponsor or any of its Affiliates no longer has the right to designate an individual for nomination to the Board under this Agreement, and upon such termination, Sponsor’s rights and obligations shall cease; provided, that the provisions in Section 3.3 and this Article IV shall survive such termination.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

Crestwood Equity Partners LP

By:	Crestwood Equity GP LLC, its general partner

By:	/s/ William Moore
Name:	William Moore
Title:	Executive Vice President, Corporate Strategy

Crestwood Equity GP LLC

By:	/s/ William Moore
Name:	William Moore
Title:	Executive Vice President, Corporate Strategy

Oasis Petroleum Inc.

By:	/s/ Daniel E. Brown
Name:	Daniel E. Brown
Title:	Chief Executive Officer

Signature Page to Director Nomination Agreement